CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Trustees of
       Neuberger & Berman Equity Assets and Equity Managers Trust

     We consent to the incorporation by reference in Part B. Statement of Additional Information in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A of Neuberger & Berman Equity Assets (File #33-82658) (811-8106) of our reports dated October 3, 1997 on our audits of the financial statements and financial highlights of Neuberger & Berman Manhattan Assets and Portfolio and Neuberger & Berman Socially Responsive Trust and Portfolio, which reports are included in the Annual Reports to Shareholders for the fiscal year ended August 31, 1997.

     We also consent to the reference to our Firm with respect to Neuberger & Berman Manhattan Assets and Portfolio and Neuberger & Berman Socially Responsive Trust and Portfolio under the captions "Independent Auditors/Accountants" and "Financial Statements" in Part B of the Registration Statement.


                                          By: /s/ Coopers & Lybrand L.L.P.
                                              ----------------------------

                                              COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
December 8, 1997